Robert Gionfriddo's new role as
                Banking Consultant to Heritage Commerce Corp


        Heritage Commerce Corp (the "Company") has announced a change in the role of Robert Gionfriddo, Executive Vice President of Business Development, member of the Board of Directors and one of the founders of the Company. Effective July 12, 1999, Mr. Gionfriddo became a banking consultant to the Company, leaving its employ. In his new capacity, Mr. Gionfriddo will focus his efforts on business development. He remains a member of the Board of Directors and continues to serve on committees of the Board, including the Director's Loan Committee, the Finance and Investment Committee, and the Business Development Committee. Mr. Gionfriddo remains a significant shareholder of the Company.

        "A key advantage of Bob's new working arrangement is that he is freed up from administrative duties and will now be able to focus all of his efforts on business development. Bob's ability to cultivate loan and deposit relationships is unparalleled, and we are glad that he will continue to assist in the Company's growth," said John Rossell, the Company's President and CEO.

        "I am proud of what we have been able to accomplish for the Company," said Mr. Gionfriddo. "The growth of this Company has been amazing during our first five years of operations, and I look forward to helping it to maintain its momentum."

        Based in San Jose, Heritage Commerce Corp is the holding company for its two subsidiary banks - Heritage Bank of Commerce (headquartered in San Jose, with an office in Morgan Hill) and Heritage Bank East Bay
(headquartered in Fremont, with an office in San Ramon).

        Heritage Commerce Corp common stock is publicly traded on the NASDAQ National Market under the symbol "HTBK."



                     Forward Looking Statement Disclaimer

        This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.




                     Heritage Bank of Commerce Announces
                   Promotion of Daniel P. Myers to EVP/COO


	       Heritage Bank of Commerce (the "Bank") announced today that Daniel
P. Myers has been promoted to serve as its Executive Vice President/Chief Operating Officer. Myers was previously Executive Vice President/Senior Loan Officer of the Bank. John E. Rossell, the Bank's founding President & CEO, will remain in his current position.

        "Dan joined Heritage Bank of Commerce almost three years ago and has done an excellent job of refining the Bank's lending function," said Rossell. "While he will remain involved in the Bank's lending and business development activities, Dan will now also focus his attention on the Bank's broader objectives."

        Myers' banking career spans 17 years, with a strong emphasis in lending and administration. Prior to joining Heritage in 1996, he served as Senior Vice President / Manager, Peninsula Region of The Pacific Bank's Burlingame office. He additionally served as a member of that Bank's Executive Management Committee.

        Myers is a graduate of DePauw University, Indiana, and the Pacific Coast Banking School at the University of Washington, Seattle.

	       Heritage Commerce Corp, a bank holding company established February 17,1998, is the parent company of two financial institutions: Heritage Bank of Commerce, a commercial bank headquartered in the city of San Jose with a branch in Morgan Hill (which, pending regulatory approval, will become a denovo bank); and Heritage Bank East Bay, a commercial bank headquartered in the city of Fremont, with a branch in San Ramon.

	       Heritage Commerce Corp (the "Company") (NASDAQ: HTBK) reported consolidated earnings of $674,000, or $0.11 per diluted share, for the second quarter of 1999. This compared to $53 0,000, or $0.09 per diluted share in the prior year period. Total assets as of June 30, 1999 were $403,215,000, an increase of $53,541,000, or 15% from June 30, 1998.



                     Forward Looking Statement Disclaimer

        This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.